EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100630) of First Industrial Realty Trust, Inc. and First Industrial, L.P. of our report dated June 11, 2004 relating to the financial statements of First Industrial, L.P. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 24, 2004